TO:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator on behalf of the Fieldstone Mortgage Investment Trust Series 2007-1

ATTN:	Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: Carla Walker, Client Manager – Fieldstone 2007-1
Fax #: (410) 715-2380
Phone#: (410) 884-2000

CC:	John Kendall
410-772-3772

FROM:	Carmine Pilla
JPMorgan Chase Bank, N.A.

RE:	Interest Rate Swap Confirmation

YOUR REF:
OUR REF:	6900035440251

DATE SENT:

NO OF PAGES:	8 (Including Cover)

URGENT: PLEASE SIGN AND FAX THIS
CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)

and

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator on behalf of the Fieldstone Mortgage Investment Trust Series
2007-1 (the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 12, 2007, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and Wells Fargo Bank, N.A.,not in its individual capacity, but solely as Trust Administrator on behalf of the Fieldstone Mortgage Investment Trust Series 2007-1 (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Our Ref: #6900035440251	Sent:	Page 1 of 7

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900035440251

Notional Amount:	Per attached schedule in Exhibit A

Trade Date:	April 05, 2007

Effective Date:	April 12, 2007

Termination Date:	April 25, 2012 subject to adjustment in accordance with the Modified Following Business Day Convention

Premium:

Premium Payer:	Counterparty

Premium Amount:	USD 49,000.00

Premium Payer Payment Date:	12 April 2007

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th of each month in each year commencing with May 25, 2007 to and including the Termination Date, subject to no adjustment

Fixed Rate Payer Payment Dates:	The Fixed Rate Payer Period End Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	5.03 percent

Fixed Rate Day Count Fraction:	Act/360

Business Days:	New York

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Period End Dates:	The 25th of each month in each year commencing with May 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention

Floating Rate for initial Calculation	5.32 percent

Our Ref: #6900035440251	Sent:	Page 2 of 7

Period:

Floating Rate Payer Payment Dates:	Two (2) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
ABA: 021000021
AC No: 099997979
Ref: #6900035440251

Payments to Counterparty in USD:	Wells Fargo Bank, N.A.
San Francisco, CA
ABA # 121000248
Acct: # 3970771416
Account Name: Corporate Trust Clearing
FFC # 53140601
Ref: Fieldstone 2007-1 Basis Risk Reserve Account

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	SAN FRANCISCO

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction. Wells Fargo Bank, N.A. is acting

Our Ref: #6900035440251	Sent:	Page 3 of 7

not in its individual capacity but solely as Trust Administrator and has been directed to enter into the transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. TRUST ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trust Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A. not in its individual capacity but solely as Trust Administrator under the Transfer and Servicing Agreement, dated as of April 1, 2007 (the “Transfer and Servicing Agreement”), among Fieldstone Mortgage Investment Corporation, as depositor, Fieldstone Investment Corporation, as seller, Litton Loan Servicing LP, as servicer, and Wells Fargo Bank, N.A., as Trust Administrator and as Indenture Trustee, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall Wells Fargo Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): #6900035440251

JPMorgan Chase Bank, N.A.

This image will be replaced by the correct signature image before transmission DO NOT DELETE THIS IMAGE OR THE ADJACENT TEXT

/s/ Edward R. Robinson Jr.

Name:	Edward R. Robinson Jr.

Title:	Associate

Our Ref: #6900035440251	Sent:	Page 4 of 7

Accepted and confirmed as of the date first written:

Wells Fargo Bank, N.A.,not in its individual capacity, but solely as Trust Administrator on behalf of the Fieldstone Mortgage Investment Trust Series
2007-1

/s/ Carla S. Walker

Name:	Carla S. Walker

Title:	Vice President

Your reference number:

Our Ref: #6900035440251	Sent:	Page 5 of 7

	Exhibit A
Period Start	Period End	Notional Amount
4/12/07	5/25/07	319,258,105.96
5/25/07	6/25/07	311,306,087.36
6/25/07	7/25/07	302,493,905.19
7/25/07	8/25/07	292,996,601.49
8/25/07	9/25/07	282,855,560.06
9/25/07	10/25/07	272,243,484.68
10/25/07	11/25/07	261,420,685.34
11/25/07	12/25/07	250,756,697.12
12/25/07	1/25/08	240,404,334.09
1/25/08	2/25/08	230,459,965.03
2/25/08	3/25/08	220,861,265.11
3/25/08	4/25/08	211,573,529.47
4/25/08	5/25/08	202,681,994.62
5/25/08	6/25/08	194,102,838.58
6/25/08	7/25/08	185,832,958.54
7/25/08	8/25/08	177,947,505.11
8/25/08	9/25/08	170,412,805.02
9/25/08	10/25/08	159,579,253.03
10/25/08	11/25/08	126,661,033.53
11/25/08	12/25/08	106,280,215.15
12/25/08	1/25/09	92,367,993.46
1/25/09	2/25/09	87,641,786.01
2/25/09	3/25/09	83,132,546.26
3/25/09	4/25/09	79,621,011.50
4/25/09	5/25/09	76,375,125.40
5/25/09	6/25/09	73,304,515.85
6/25/09	7/25/09	70,343,397.40
7/25/09	8/25/09	67,289,681.33
8/25/09	9/25/09	64,540,789.69
9/25/09	10/25/09	61,885,787.71
10/25/09	11/25/09	60,205,500.00
11/25/09	12/25/09	60,205,500.00
12/25/09	1/25/10	60,205,500.00
1/25/10	2/25/10	60,205,499.99
2/25/10	3/25/10	59,975,246.94
3/25/10	4/25/10	58,096,063.30
4/25/10	5/25/10	56,277,980.39
5/25/10	6/25/10	54,518,873.47
6/25/10	7/25/10	52,816,699.55
7/25/10	8/25/10	51,169,493.84
8/25/10	9/25/10	49,575,366.30
9/25/10	10/25/10	48,032,498.55
10/25/10	11/25/10	46,539,140.70
11/25/10	12/25/10	45,093,608.50
12/25/10	1/25/11	43,694,280.53
1/25/11	2/25/11	42,339,595.56
2/25/11	3/25/11	41,028,050.07
3/25/11	4/25/11	39,725,324.70
4/25/11	5/25/11	38,443,132.82
5/25/11	6/25/11	37,257,755.33
6/25/11	7/25/11	36,069,389.91
7/25/11	8/25/11	34,959,919.60
8/25/11	9/25/11	33,885,220.73

Our Ref: #6900035440251	Sent:	Page 6 of 7

9/25/11	10/25/11	32,841,767.98
10/25/11	11/25/11	31,269,174.59
11/25/11	12/25/11	30,263,205.18
12/25/11	1/25/12	29,261,357.01
1/25/12	2/25/12	28,375,669.85
2/25/12	3/25/12	27,516,576.20
3/25/12	4/25/12	26,683,282.28

Client Service Group
All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): #6900035440251

Our Ref: #6900035440251	Sent:	Page 7 of 7

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.
MASTER AGREEMENT

dated as of April 12, 2007
Wells Fargo Bank, N.A., a national banking
association, not in its individual capacity but
JPMorgan Chase Bank	and	solely as Trust Administrator on behalf of the
Fieldstone Mortgage Investment Trust, Series
2007-1

(“Party A”)		(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

ISDA ® 1992

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the perfor mance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performanc e;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

ISDA ® 1992

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to whi ch it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through

ISDA ® 1992

which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of s uch party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a) (iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

ISDA ® 1992

described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, st ayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional am ount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, a nother entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriat e, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all out standing Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event

.(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of dai ly compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of t elexes or electronic messages on an electronic messaging system. (c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

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reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

ISDA ® 1992

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

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EXECUTION COPY

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below

Wells Fargo Bank, N.A., a national banking
association, not in its individual capacity but
JPMorgan Chase Bank	solely as Trust Administrator on behalf of
the Fieldstone Mortgage Investment Trust,
Series 2007-1
("Party A")	("Party B")

By: /s/ Robert Mock	By: /s/ Carla S. Walker
Name: Robert Mock	Name: Carla S. Walker
Title: Vice President	Title: Vice President

By:
Name:
Title:

SCHEDULE
to the
Master Agreement

dated as of April 12, 2007

between

JPMorgan Chase Bank, N.A. (“Morgan”)	and	Wells Fargo Bank, N.A., a national banking
  association, not in its individual capacity
  but solely as Trust Administrator on behalf
of the Fieldstone Mortgage Investment
Trust, Series 2007-1
(“Counterparty”)

15.

Termination Provisions In this Agreement:

(a) “Specified Entity” shall not apply.

(b) The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Morgan and will not apply to the Counterparty.

(c) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Morgan and will not apply to the Counterparty, except that Sectio n 5(a)(iii)(1) will apply to Counterparty in respect of Counterparty’s obligations under Paragraph 3(b) of the Approved Credit Support Document.

(d) The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Morgan and will not apply to the Counterparty.

(e) The “Default Under Specified Transaction” provisions of Section 5(a)(v) will apply to Morgan and will not apply to the Counterparty.

(f) The “Cross Default” provisions of Section 5(a)(vi) will not apply to the Counterparty. The “Cross Default” provisions of Section 5(a)(vi) will apply to Morgan and for such purpose:

(i) “Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party’s banking business.

(b) “Threshold Amount” means, with respect to Morgan, an amount equal to three percent of the shareholders’ equity of the applicable Relevant Entity (as defined below in Part 6).

(g) The “Bankruptcy” provisions of Section 5(a)(vii) shall apply to Morgan and the Counterparty provided that:

(i) Section 5(a)(vii)(2), (7) and (9) will not apply to the Counterparty;

(ii) Section 5(a)(vii)(4) will not apply to the Counterparty to the extent that it refers to proceedings or petitions instituted or presented by Morgan or any of Morgan’s Affiliates;

(iii) Section 5(a)(vii)(6) will not apply to the Counterparty to the extent that it refers to (i) any appointment that is contemplated or effected by any document to which the Counterparty is, as of the date of this Agreement, a party in connection with the transactions contemplated by the Transfer

Agreement or (ii) any such appointment to which the Counterparty has not yet become subject to; and

(iv) Section 5(a)(vii)(8) will apply to the Counterparty but only to the extent that it applies to Sections 5(a)(vii)(2), (4), (6) and (7) as they apply with respect to the Counterparty).

(h) The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Morgan and will not apply to the Counterparty.

(i) The “Tax Event” provisions of Section 5(b)(ii) will apply to Morgan and to the Counterparty, provided that the words “(x) any action taking by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(j) The “Tax Event Upon Merger” provisions of Section 5(b) (iii) will apply, provided that Morgan shall not be entitled to designate an Early termination Date by reason of a Tax event Upon Merger in respect of which it is the Affected Party.

(k) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Morgan and will not apply to the Counterparty.

(l) The “Automatic Early Termination” provisions of Section 6(a) will not apply to Morgan and will not apply to the Counterparty.

(m) The “Transfer to Avoid Termination Event” provisions of 6(b)(ii) will apply to Morgan and the Counterparty, provided that the words “or if a Tax Ev ent Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(n) “Termination Currency” means United States Dollars.

(o) For purposes of computing amounts payable on early termination:

(i) Market Quotation will apply to this Agreement; and (ii) The Second Method will apply to this Agreement.

(p) The occurrence of any of the following events shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v):

(a) a notice of optional redemption of the Trust pursuant to Section 9.02 of the Transfer Agreement is issued and is no longer capable of being rescinded. If this Additional Termination Event occurs, the Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv), either party may designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that such Early Termination Date shall not be prior to ten Business Days prior to the final Payment Date;

(b) any provision of the Transfer Agreement is amended unless Morgan has consented in writing to such amendment where such consent is required under the Transfer Agreement. If this Additional Termination Event occurs, the Counterparty shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.

(c) If (i) any supplemental trust instrument is given effect and (ii) Morgan has not consented in writing to such supplemental trust instrument prior to the date on which such supplemental trust instrument takes effect where such consent is required under the Transfer Agreement. If this Additional Termination Event occurs, then the Counterparty shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions; or

(d) the occurrence of an Additional Termination Event as forth in Part 6 hereof. If this Additional Termination Event occurs, Morgan shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.

16. Tax Representations (a) Payer Tax Representation: For the purpose of Section 3(e) of this Agreement, Morgan makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representation:

For the purpose of Section 3(f), Morgan and Counterparty each represent that it is a United States Person. Counterparty represents that it is the Trust Administrator on behalf of Fieldstone Mortgage Investment Trust, Series 2007-1 (the "Trust") under the Transfer Agreement.

17.

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(a) For the purpose of Sections 4(a)(i) and (ii) of this Agreement, Counterparty agrees to deliver complete and accurate United States Internal Revenue Service Forms W-9 (or any applicable successor form), in the name of the Fieldstone Mortgage Investment Trust, Series 2007-1 supplemental interest trust, in a manner reasonably satisfactory to Morgan, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of Morgan, or (III) promptly upon learning that any such form previously filed by Counterparty has become obsolete or incorrect.

(b) Morgan will, on demand, deliver a certificate specifying the name(s), title(s) and specimen signature(s) of the person(s) executing this Agreement and each Confirmation on its behalf.

(c) The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(d) The Counterparty will, within 30 days after the execution of this Agreement, deliver a conformed copy of the Transfer Agreement.

(e) Each party will, upon execution of this Agreement, deliver a legal opinion of counsel in form and substance satisfactory to the other party regarding this Agreement and any other matters as such other party may reasonably request.

(f) The Counterparty shall supply Morgan with copies of all accountings and reports required to be supplied to a party that is a Noteholder (as defined in the Transfer Agreement). Copies of such accountings and/or reports shall be delivered to Morgan at the following address:

JPMorgan Chase Bank, National Association c/o John Coffey 270 Park Avenue New York, New York 10017 e-mail address: john.j.coffey@jpmorgan.com

Each of the foregoing documents (other than the legal opinions described in (6) above) is covered by the representation contained in Section 3(d) of this Agreement.

18.

Miscellaneous

(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(b) Notices.

(i) In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR
Facsimile No.: (212) 270-3620

(ii) In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD 21045 Attention: Client Manager, Fieldstone 2007-1 Facsimile: (410) 715-2380

(c) Netting of Payments. Section 2(c)(ii) of this Agreement will apply, with the effect that payment netting will not take place with respect to amounts due and owing in respect of more than one Transaction.

(d) Offices; Multibranch Party. For purposes of Section 10:

(i) Section 10(a) will apply; and (ii) For the purpose of Section 10(c):

(1) Morgan is a Multibranch Party and may act through its London and New York Offices. (2) The Counterparty is not a Multibranch Party.

(e) Credit Support Documents.

With respect to Morgan, if applicable, any Eligible Guarantee delivered by Morgan shall constitute a Credit Support Document.

With respect to Morgan and the Counterparty, the Approved Credit Support Document (as defined herein) entered into between Morgan and the Counterparty shall constitute a Credit Support Document. An Approved Credit Support Document shall be executed and delivered contemporaneously with this Agreement.

(f) Credit Support Provider.

With respect to Morgan, the party guaranteeing Morgan’s obligations pursuant to an Eligible Guarantee, if any, shall be a Credit Support Provider.

(g) Process Agents. The Counterparty appoints as its Process Agent for the purpose of Section 13(c): Not Applicable

19.

Other Provisions

(a) ISDA Definitions. Reference is hereby made to the 2000 ISDA Definitions (the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein, which are contained in the ISDA Definitions, shall have the meaning set forth therein, except that any references in the ISDA Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the ISDA Definitions.

(b) Scope of Agreement. Notwithstanding anything contained in the Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement.

(c) Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement.

(d) Calculation Agent. The Calculation Agent will be Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan.

(e) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(f) No Petition; Limited Recourse. Morgan hereby agrees that it shall not until a period of one year and one day (or if longer, the applicable preference period) after all rated liabilities of the Trust have been indefeasibly paid in full institute against, or join any other person in instituting against the Coun terparty any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws. Notwithstanding the foregoing, nothing herein shall prevent Morgan from participating in any such proceeding once commenced. This provision shall survive termination of this Agreement.

Morgan hereby acknowledges and agrees that the Counterparty’s obligations hereunder will be solely the limited recourse obligations of the Counterparty payable solely in accordance with the priority of payments set out in the Transfer Agreement, and that Morgan will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Counterparty with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Counterparty to Morgan hereunder or thereunder will be limited to the Trust and on the exhaustion thereof all claims against the Counterparty arising from this Confirmation or any other transactions contemplated hereby or thereby shall be extinguished.

(g) Additional Representations.

(a) Section 3 is hereby amended by adding at the end thereof the following paragraphs:

“(g) It is an “eligible contract participant” under, and as defined in, Section 1a(12) of the Commodity Exchange Act, as amended.

(h) Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(b) The additional representation shall be given by Morgan only:

“(i) Pari Passu. Its obligations under this Agreement rank equal and ratably with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”

(h) Amendment to Section 9(b) of the Agreement. Section 9(b) of the Agreement is amended by adding the following sentence immediately following the end of the first sentence thereof:

“In addition, no amendment modification or waiver in respect of this Agreement will be effective unless the Rating Agency Condition is satisfied.”

(i) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, but subject to Section 2(c), Section 6 and Part 6(3)(viii) of this Schedule, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply to this Agreement.

(j) Amendment to Section 6(e) of the Agreement. Section 6(e) of the Agreement is ame nded by deleting the last sentence of the introductory paragraph thereof.

(12)	Modification to Definition of Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14, in relation to payments by Morgan, any Tax shall be an Indemnifiable Tax, and in relations to payments by the Counterparty, no Tax shall be an Indemnifiable Tax. For the avoidance of doubt, the foregoing sentence shall not by itself modify either party's right to terminate a Transaction based on the occurrence of a Tax Event or a Tax Event Upon Merger.

(13)	Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(14)	Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by the Counterparty, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Morgan’s rights and obligations with respect to this Agreement in accordance with Part 6(2)(a) below) unless Moody’s, S&P and Fitch have each been given prior written notice of such amendment, designation or transfer.

(15)	Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) Wells Fargo Bank, N.A. not individually or personally but solely as Trust Administrator of the supplemental interest trust created under the Transfer Agreement (the “Trust”) in the exercise of the powers and authority conferred and vested in it under the terms of the Transfer Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly wai ved by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Transfer Agreement. The parties hereto acknowledge that Wells Fargo Bank, N.A. as Trust Administrator has been directed to enter into this Agreement pursuant to the Transfer Agreement.

Part 6

Downgrade Provisions; Transfer; Payments on Early Termination;

(1) Ratings Downgrade Provisions.

Following the occurrence of a Ratings Event I and/or a Ratings Event II, for as long as such Ratings Event I or Ratings Event II is continuing, the parties shall comply with the following provisions, as applicable.

I. Ratings Event I:

A. Actions upon Ratings Event 1: Not later than 30 calendar days after a Ratings Event I has occurred and is continuing, Morgan shall, at its own expense:

(A) provide, or cause to be provided, an Eligible Guarantee to Counterparty in respect of all Morgan’s present and future obligations under this Agreement; or

(B) transfer Morgan’s rights and obligations under the Agreement and all Confirmations pursuant to a Qualifying Novation; or

(C) deliver Eligible Collateral to Counterparty in accordance with the terms of the Approved Credit Support Document and, following such delivery, maintain Eligible Collateral as required under the Approved Credit Support Document; Morgan’s obligations under this Part 6(1)(I) shall cease, solely with respect to such occurrence, if (A) there is no Ratings Event I or (B) Morgan has either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with the terms of this Schedule.

B. Eligible Guarantee or Eligible Replacement below Ratings Event I Levels

If a Qualifying Novation is made to an Eligible Replacement or an Eligible Guarantee is provided and, immediately after the execution of such Qualifying Novation or Eligible Guaranee (as applicable), there is a Ratings Event I, then (so long as such Ratings Event I is continuing) Part 6(1)(I.A.) above shall apply without regard to the 30 calendar day time period referred to therein.

II. Ratings Event II

A. Actions upon Ratings Event II

If a Ratings Event II has occurred and is continuing, the following shall occur.

Morgan shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable:

(A) provide, or cause to be provided, an Eligible Guarantee to Counterparty in respect of all Morgan’s present and future obligations under this Agreement; or

(B) transfer Morgan’s rights and obligations under the Agreement and all Confirmations pursuant to a Qualifying Novation.

If, immediately prior to such Ratings Event II, Morgan is required to deliver and maintain Eligible Collateral following a Ratings Event I, Morgan shall continue to maintain Eligible Collateral under the Approved Credit Support Document.

If, immediately prior to such Ratings Event II, Morgan is not required to deliver and maintain Eligible Collateral following a Ratings Event I, then Morgan shall post Eligible Collateral in accordance with the terms of the Approved Credit Support Docume nt until Morgan has provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with terms of this Schedule. In addition, Morgan shall continue to use commercially reasonable efforts to either transfer its rights and obligations pursuant to a Qualifying Novation or to provide an Eligible Guarantee in accordance with terms of this Schedule.

Morgan’s obligations under this Part 6(1) shall cease, solely with respect to such occurrence, if (A) there is no Rating Events II or (B) Morgan has either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation, in either case in accordance with the terms of this Schedule.

B. Ratings Event II Event of Default/Additional Termination Event

Failure by Morgan to comply with the requirement of this Part 6(1)II to use commercially reasonable efforts to obtain an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or Qualifying Novation shall constitute an Event of Default with respect to Morgan.

If Morgan has not, within 10 Business Days of the occurrence of a Ratings Event II, obtained an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or effected a Qualifying Novation, it shall constitute an Additional Termination Event in respect of which Morgan is the sole Affected Party and all Transactions are Affected Transactions, but only if:

1. (a) one or more Eligible Replacements has made a Firm Offer (in response to solicitation either by Morgan or the Counterparty) to be the transferee of a transfer pursuant to a Qualifying Novation and/or (b) at least one entity has made a Firm Offer to provide an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement;

and

2. such Ratings Event II is continuing.

Failure by Morgan to post or maintain Eligible Collateral in accordance with the Approved Credit Support Document shall be an Event of Default under Section 5(a)(iii).

III. Definitions

As used herein:

“Approved Credit Support Document” means the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), as modified by the Paragraph 13 thereto, in the form annexed hereto. An Approved Credit Support Document will be executed and delivered contemporaneously with this Agreement.

“Business Day” shall have the meaning given to this term in the Confirmation.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than as surety and directly enforceable by the Counterparty and that meets the following conditions:

1.	either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Counterparty will be subject to withholding tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Counterparty are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Counterparty will equal the full amount the Counterparty would have received had no such withholding been required; and

2.	the guarantor must meet the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings in each case certified by such guarantor to Counterparty, provided that if such guarantor does not meet the Ratings Event I Required Ratings, such guarantee shall not be an Eligible Guarantee unless either the guarantor or Morgan delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time such Eligible Guarantee is provided; and

3.	the Rating Agency Condition has been met with respect to S&P.

“Eligible Replacement” means (i) an entity that satisfies the Ratings Event I Required Ratings and/or the Ratings Event II Required Ratings in each case certified by Party to Counterparty or (ii) an entity whose present and future obligations owing to the Counterparty are guaranteed pursuant to an Eligible Guarantee by a guarantor that satisfies the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings in each case certified by such guarantor to Counterparty.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Fitch” means Fitch Ratings or any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Qualifying Novation” means a transfer of all rights and obligations of Morgan under all Transactions that are the subject of this Agreement (which may include a transfer of this Agreement) to an Eligible Replacement that is party to a Replacement Agreement with the Counterparty that meets the following conditions:

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1.	if the Eligible Replacement does not meet the Ratings Event I Required Ratings, such Eligible Replacement delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time of such Qualifying Novation; and

2.	if the Replacement Agreement is this Agreement, prior notice is given to S&P; and

3.	if the Replacement Agreement is not this Agreement, the Rating Agency Condition is met with respect to S&P.

“Rating Agencies” means S&P, Moody’s and Fitch.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies (unless otherwise specified) then providing a rating of the Notes and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Notes.

“Ratings Event I” shall occur with respect to S&P, Moody’s or Fitch if no Relevant Entity has the Ratings Event I Required Ratings as specified under paragraph (a) or (b) thereof, as applicable.

An entity will have “Ratings Event I Requi red Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of Moody’s Short-term Rating, such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated A2 or above by Moody’s and (ii) if such entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s, (b) with respect to S&P, (i) the S&P short-term senior unsecured debt rating of such entity is A-1 or above or (ii) if such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured debt rating is A+ or above and (c) with respect to Fitch, if such entity has a short-term senior unsecured rating of “F-1” or above or a long-term senior unsecured rating of “A” or above.

“Ratings Event II” shall occur with respect to S&P, Moody’s o r Fitch if no Relevant Entity has the Ratings Event II Required Ratings under paragraph (a) or (b) thereof, as applicable.

An entity will have “Ratings Event II Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (ii) if such entity is not the subject a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” by Moody’s, (b) with respect to S&P, such entity’s long-term senior unsecured S&P debt rating is BBB- or above and (c) with respect to Fitch, if such entity has a short-term senior unsecured rating of “F-2” or above or a long-term senior unsecured rating of “BBB+” or above.

“Relevant Entity” means Morgan or any guarantor under an Eligible Guarantee in respect of all Morgan's present and future obligations under this Agreement.

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“Replacement Agreement” means either (i) this Agreement, if this Agreement is transferred to an Eligible Replacement in the course of a Qualifying Novation or (ii) an agreement on substantially the same terms as this Agreement, including ratings triggers, credit support documentation and other provisions of this Agreement.

“S&P” means by Standard & Poor’s Ratings Service or any successor thereto.

“Transfer Agreement” means the Transfer and Servicing Agreement dated April 1, 2007 among Fieldstone Mortgage Investment Corporation, as depositor, Fieldstone Investment Corporation, as seller, Litton Loan Servicing LP, as servicer, and Wells Fargo Bank, N.A., as trust administrator and indenture trustee.

(2) Amendment to Section 7 of the Agreement.

The following provisions shall be added to the end of Section 7: A. Qualifying Novations

I. The Counterparty shall determine whether or not a transfer is a Qualifying Novation which shall be deemed upon receipt of evidence that the Rating Agency Condition has been met.

II. If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a Qualifying Novation, the Counterparty shall at Morgan’s written request and cost execute any documentation Morgan deems necessary to effect such transfer and take such action as required pursuant to this Agreement.

III. No consent from the Counterparty is required for a transfer that is a Qualifying Novation and is required pursuant to Part 6(1) above.

B. Other Transfers Transfers other than Qualifying Novations or transfers under Section 7(a) of this Agreement shall be effective only if Rating Agency Condition has been met.

(3) Termination Amounts

Notwithstanding Section 6 of this Agreement, so long as Morgan is (A) the Affected Party in respect of a Termination Event or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (viii) below shall apply:

(i) The Counterparty shall not designate as an Early Termination Date a date earlier than 10 Business Days after the notice designating such Early Termination Date becomes effective.

(ii) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer (which may be solicited by either the Counterparty or Morgan) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to the Counterparty

(expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming sat isfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, provided that:

(a)	If, on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Counterparty may specify in writing to Morgan, (but in either case no later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Date”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotation; or

(b)	If on the Latest Settlement Amount Determination Date no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iv) For the purpose of paragraph (4) of the definition of Market Quotation, the Counterparty shall determine whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement which shall be deemed upon receipt of evidence that the Rating Agency Condition has been met (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

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(v) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

(vi) If the Counterparty requests Morgan in writing to obtain Market Quotations, Morgan shall use its reasonable efforts to do so on or before the Latest Settlement Amount Determination Day.

(vii) Morgan may also elect to obtain Market Quotations without a request from the Counterparty.

(viii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to Morgan an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to Morgan the Termination Currency Equivalent of the Unpaid Amounts owing to Morgan and (3) Morgan shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Morgan under (3) shall not be netted-off against any amount payable by the Counterparty under (1).”

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Please confirm your agreement to the terms of the foregoing Schedule by signing below.

JPMORGAN CHASE BANK, N.A.

By: /s/ Robert Mock__________________
Name: Robert Mock
Title: Vice President

Wells Fargo Bank, N.A., a national banking
association, not in its individual capacity but
solely as Trust Administrator on behalf of the
Fieldstone Mortgage Investment Trust, Series
2007-1

By: /s/ Carla S. Walker___________________
Name: Carla S. Walker
Title: Vice President

16

ANNEX A

PARAGRAPH 13 TO
CREDIT SUPPORT ANNEX

to the Schedule to the
Master Agreement

dated as of April 12, 2007

between

JPMorgan Chase Bank, N.A.	and	Wells Fargo Bank, N.A., a national banking
(“Morgan”)		association, not in its individual capacity
but solely as Trust Administrator on behalf
of the Fieldstone Mortgage Investment
Trust, Series 2007-1
(“Counterparty”)

Paragraph 13. Elections and Variables

(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations with respect to either party.

(b) Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date”.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” shall mean the Independent Amount.

(ii)	Eligible Collateral. The items specified on Appendix A attached hereto will qualify as “Eligible Collateral” with the lower of the specified Valuation Percentages to apply.

(iii)	Other Eligible Support. There shall be no “Other Eligible Support” for purposes of this Annex, unless agreed in writing between the parties.

(iv)	Thresholds.

(A)	“Independent Amount” shall mean the greater of (i) the S&P Independent Amount and (ii) the Moody’s Independent Amount.

(B)	“Threshold” means with respect to Morgan: infinity, provided that if delivery of Eligible Collateral is required following a Ratings Event I or a Ratings Event II pursuant to the Schedule, the Threshold shall be zero.

“Threshold” means with respect to Counterparty: infinity.
(C)	“Minimum Transfer Amount”, with respect to a party on any Valuation Date, means U.S. $100,000 (unless the notional amount is less than U.S. $50,000,000, in which case the Minimum Transfer Amount shall be U.S.$50,000).

	(D)	Rounding. The Delivery Amount, rounded up, and with respect to the Return Amount, rounded down, to the nearest integral multiple of $1,000 respectively.

(v)	“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming , for this purpose only, that Part 6(3) of the Schedule is deleted)” shall be inserted and (2) on the last line of the definition of Exposure, the words “with terms substantially the same as those of this Agreement after the words “Replacement Transaction.”

(c) Valuation and Timing.

(k) (i) “Valuation Agent” means Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan. The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii) “Valuation Date” means weekly on the last Local Business Day of each week.

(iii) “Valuation Time” means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable.

(iv) “Notification Time” means 12:00 p.m., New York time, on a Local Business Day.

(v) Standard & Poor’s Mark-to-market Procedures. This Agreement and the Posted Collateral shall be marked-to-market no less than once per week and additional collateral should be posted if necessary. For as long as the Morgan’s rating is A-2/BBB+ or higher, the mark-to-market valuations can be based upon internal marks. If Morgan’s rating is BBB or lower, Morgan shall get an external verification of its mark on a monthly basis. The verification of the mark can be obtained by an independent third party (i.e. trustee, administrator, manager), and cannot be verified by the same entity more than four times in any 12-month period. In addition, the external mark-to-market valuations should reflect the higher of two bids from counterparties that would be eligible and willing to provide the swap in the absence of the current provider. The collateral requirement should be based on the greater of the internal and external marks, and any deficiencies in collateral value must be cured within three days. Morgan shall submit to Standard & Poor’s the internal mark-to-market calculations. Once Morgan has verified the mark-to-market valuation, it shall submit to Standard & Poor’s the two bids provided by external parties.

(d) Conditions Precedent. Not applicable. (e) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii). (ii) Consent. Inapplicable.

(f) Dispute Resolution.

(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purposes of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

	(A)	with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1) Counterparty is not a Defaulting Party; and

(2) Posted Collateral may be held only in the following jurisdictions:

New York State or such other state in the United States in which the Counterparty is located; and

(3) the account is segregated from all other accounts held by the Counterparty and its Custodian.

(4) Party B may appoint as Custodian (A) the entity then serving as Trustee under the Transfer Agreement or (B) any other entity if such entity (or, to the extent applicable, the parent company or credit support provider) shall have a long-term senior unsecured debt rating by S&P of at least “A” or a short-term senior unsecured debt rating of at least “A-1” by S&P.

Initially, the Custodian for Counterparty is: Wells Fargo Bank, N.A.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Counterparty but the provisions of Paragraph 6(c)(ii) will apply to the Counterparty.

(h) Distributions and Interest Amount.

(i) Interest Rate. “Interest Rate” will be the annualized rate of return actually achieved on the Posted Collateral in the form of Cash during the related posting period.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month; provided that the Counterparty shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). Not Applicable. (j) Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable. (ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable

(k) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Counterparty:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, Fieldstone 2007-1
Facsimile: (410) 715-2380

Morgan:

JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR

(l)	Addresses for Transfers.

Counterparty: as set forth in notices to Morgan from time to time.

Morgan:

JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR

(m)	Morgan as Pledgor and Counterparty as Secured Party.

(i) Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of this Annex:

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to Counterparty and all corresponding references to the “Pledgor” will be to Morgan.

(ii) Modification to Paragraph 2: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

Paragraph 2. Security Interest. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

(iii) Modification to Paragraph 9: The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:

Paragraph 9. Representations. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:

(iv) Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:

“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

(iv) Modifications to Paragraph 12: The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

“Pledgor” means Morgan “Secured Party” means Counterparty

(n) Independent Amounts

(i) Addition to Paragraph 12: The “S&P Independent Amount” means, for any Valuation Date, (i) if a Ratings Event I with respect to S&P has not occured, zero, or (ii) otherwise, the sum of (x) the Exposure and (y) the sum of the Volatility Buffers determined by the Valuation Agent with respect to each Transaction subject to the Agreement.

“Volatility Buffer” means, with respect to a Transaction, an amount equal to the product of (a) the Factor applicable to the Transaction and (b) the Notional Amount of the Transaction.

“Factor” means, with respect to a Transaction, a percentage dependent on Morgan’s Counterparty Rating by S&P, and the original maturity of the Transaction and determined by the Valuation Agent by reference to the following table:

S&P Counterparty	Maturities up to	Maturities up to	Maturities up
Rating	5 years (%)	10 years (%)	to 30 years (%)
A-2	3.25	4.00	4.75
A-3	4.00	5.00	6.25
BB+ or lower	4.50	6.75	7.50

(ii) Addition to Paragraph 12: The “Moody’s Independent Amount” means,

(i) for so long as the no Ratings Event I has occurred and is continuing, zero; (ii) If a Ratings Event I with respect to Moody’s has been continuing for at least 30 Business Days and either:

(a) no Ratings Downgrade Event II with respect to Moody’s has occurred and is continuing; or

(b) a Ratings Downgrade Event II with respect to Moody’s has been continuing for less than 30 Business Days, the Ratings Event I Collateral Amount specified in Appendix B hereto; and

(iii) If neither (i) nor (ii) is applicable, the Ratings Event II Collateral Amount specified in Appendix C hereto.

(o) Other Provisions

(i) Modification to Paragraph 7: Clause “(iii)” of Paragraph 7 shall be deleted in its entirety.

(ii) Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:

“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

(iii) Modification to Paragraph 12: Clause “(B)” of the definition of “Value” will be substituted to read in its entirety as follows:

“(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any;”

(iv) Addition to Paragraph 12: The following definition of “Pricing Sources” shall be added immediately after the definition of the term “Posted Credit Support” and immediately prior to the definition of the term “Recalculation Date” in Paragraph 12 of this Annex:

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

(v) Morgan and Counterparty agree that the text of the body of this Annex is intended to be the exact printed form of ISDA Credit Support Annex (Bilateral Form-ISDA Agreements Subject to New York Law Only) as published and Copyrighted by the International Swaps and Derivatives Association, Inc.

(vi) “Notional Amount” means, with regard to an interest rate swap, the notional amount set forth in the confirmation thereof, and, with respect to a currency swap, including a cross-currency interest rate swap, the notional amount, as set forth in the confirmation, of that leg of the transaction that is denominated in the same currency as the relevant rated Notes.

(vii) “Transaction-Specific Hedge” means (A) any Transaction that is a cap, floor or swaption, or (B) any Swap Transaction in which (x) the Notional Amount of the Transaction is “balance guaranteed” or (y) the Notional Amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

[Remainder of Page Intentionally Blank]

Accepted and Agreed:

JPMORGAN CHASE BANK, N. A.

By: ___/s/ Robert Mock_______________________________
Name: Robert Mock
Title: Vice President

Wells Fargo Bank, N.A., a national banking
association, not in its individual capacity but
solely as Trust Administrator on behalf of the Fieldstone
Mortgage Investment Trust, Series 2007-1

By: _/s/ Carla S. Walker_________________________________
Name: Carla S. Walker
Title: Vice President

Appendix A
Valuation Percentages
Applicable if the rated Notes issued by the Counterparty are U.S.$ Denominated

	MOODY’S RATINGS	MOODY’S	S&P
	EVENT I	RATINGS EVENT
		II

INSTRUMENT
U.S. Dollar Cash	100%	100%	100
EURO Cash	97%	93%	89.8
Sterling Cash	97%	94%	91.9
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
<1 year	100%	100%	98.6
1 to 2 years	100%	99%	97.3
2 to 3 years	100%	98%	95.8
3 to 5 years	100%	97%	93.8
5 to 7 years	100%	95%	91.4
7 to 10 years	100%	94%	90.3
10 to 20 years	100%	89%	87.9
>20 years	100%	87%	84.6
Floating-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%	N/A
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
<1 year	100%	99%	98
1 to 2 years	100%	98%	96.8
2 to 3 years	100%	97%	96.3
3 to 5 years	100%	96%	94.5
5 to 7 years	100%	94%	90.3
7 to 10 years	100%	93%	86.9
10 to 20 years	100%	88%	82.6
>20 years	100%	86%	77.9
Floating-Rate U.S. Agency Debentures –
All Maturities	100%	98%	N/A
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above and AAA by S&P with Remaining Maturity
<1 year	97%	93%	98
1 to 2 years	97%	92%	96.3
2 to 3 years	97%	91%	95.8
3 to 5 years	97%	89%	89.3
5 to 7 years	97%	87%	85.7
7 to 10 years	97%	86%	80.7
10 to 20 years	97%	82%	72.5
>20 years	97%	80%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	97%	92%
Fixed-Rate United Kingdom Gilts with Remaining Maturity
<1 year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	90%
5 to 7 years	97%	89%
7 to 10 years	97%	88%
10 to 20 years	97%	84%
>20 years	97%	82%
Floating-Rate United Kingdom Gilts
All Maturities	97%	93%

FMIC 2007-1 Master Swap Agreement

For purposes of Appendix A:

(a) “Agency Debentures” means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

FMIC 2007-1 Master Swap Agreement

Appendix B
Ratings Event I Collateral Amounts

The Ratings Event I Collateral Amount will be equal to the greater of (A) zero and (B) the sum of (x) the Exposure and (y) the aggregate of the Additional Ratings Event I Collateral Amounts for all Transactions. “Additional Ratings Event I Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction multiplied by the applicable percentage as specified below.

Potential Increase of Mid-Market Valuation of Swaps, Caps, Floors &
Transaction Specific Hedges
Weighted Average	Interest Rate	Currency Hedges
	Hedges
Life of Hedge
in Years
1 or less	0.25%	2.20%
2 or more but less than 3	0.50%	2.40%
3 or more but less than 4	0.70%	2.60%
4 or more but less than 5	1.00%	2.80%
5 or more but less than 6	1.20%	2.90%
6 or more but less than 7	1.40%	3.10%
7 or more but less than 8	1.60%	3.30%
8 or more but less than 9	1.80%	3.40%
9 or more but less than 10	2.00%	3.60%
10 or more but less than 11	2.20%	3.80%
11 or more but less than 12	2.30%	3.90%
12 or more but less than 13	2.50%	4.00%
13 or more but less than 14	2.70%	4.10%
14 or more but less than 15	2.80%	4.30%
15 or more but less than 16	3.00%	4.40%
16 or more but less than 17	3.20%	4.50%
17 or more but less than 18	3.30%	4.60%
18 or more but less than 19	3.50%	4.80%
19 or more but less than 20	3.60%	4.905
20 or more but less than 21	3.70%	5.00%
21 or more but less than 22	3.90%	5.00%
22 or more but less than 23	4.00%	5.00%
23 or more but less than 24	4.00%	5.00%
24 or more but less than 25	4.00%	5.00%
25 or more but less than 26	4.00%	5.00%
26 or more but less than 27	4.00%	5.00%
27 or more but less than 28	4.00%	5.00%
28 or more but less than 29	4.00%	5.00%
29 or more but less than 30	4.00%	5.00%
30 or more	4.00%	5.00%

FMIC 2007-1 Master Swap Agreement

Appendix C
Ratings Event II Collateral Amount

The Ratings Event II Collateral Amount will be equal to the greater of (A) zero, (B) the sum, for all Transaction, of the next payment owed by Morgan under each Transaction or (C) the sum of (x) the Exposure and (y) the aggregate of the Additional Ratings Event II Collateral Amounts for all Transactions. “Additional Ratings Event II Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction multiplied by the applicable percentage as specified below.

	Swaps Only		Transaction Sepcific Hedges
Weighted Average	Interest Rate	Currency Swap	Interest Rate	Currency Swap
	Swap		Swap
Life of Hedge
in Years

1 or less	0.60%	7.25%	0.75%	7.40%
2 or more but less than 3	1.20%	7.50%	1.50%	7.80%
3 or more but less than 4	1.70%	7.70%	2.20%	8.20%
4 or more but less than 5	2.30%	8.00%	2.90%	8.50%
5 or more but less than 6	2.80%	8.20%	3.60%	8.90%
6 or more but less than 7	3.30%	8.40%	4.20%	9.20%
7 or more but less than 8	3.80%	8.60%	4.80%	9.60%
8 or more but less than 9	4.30%	8.80%	5.40%	9.90%
9 or more but less than 10	4.80%	9.00%	6.00%	10.20%
10 or more but less than 11	5.30%	9.20%	6.60%	10.50%
11 or more but less than 12	5.60%	9.30%	7.00%	10.70%
12 or more but less than 13	6.00%	9.50%	7.50%	11.00%
13 or more but less than 14	6.40%	9.70%	8.00%	11.30%
14 or more but less than 15	6.80%	9.80%	8.50%	11.50%
15 or more but less than 16	7.20%	10.00%	9.00%	11.80%
16 or more but less than 17	7.60%	10.00%	9.50%	12.00%
17 or more but less than 18	7.90%	10.00%	9.90%	12.00%
18 or more but less than 19	8.30%	10.00%	10.40%	12.00%
19 or more but less than 20	8.60%	10.00%	10.80%	12.00%
20 or more but less than 21	9.00%	10.00%	11.00%	12.00%
21 or more but less than 22	9.00%	10.00%	11.00%	12.00%
22 or more but less than 23	9.00%	10.00%	11.00%	12.00%
23 or more but less than 24	9.00%	10.00%	11.00%	12.00%
24 or more but less than 25	9.00%	10.00%	11.00%	12.00%
25 or more but less than 26	9.00%	10.00%	11.00%	12.00%
26 or more but less than 27	9.00%	10.00%	11.00%	12.00%
27 or more but less than 28	9.00%	10.00%	11.00%	12.00%
28 or more but less than 29	9.00%	10.00%	11.00%	12.00%
29 or more but less than 30	9.00%	10.00%	11.00%	12.00%
30 or more	9.00%	10.00%	11.00%	12.00%

FMIC 2007-1 Master Swap Agreement